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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): MAY 30, 2002



                                   VALERO L.P.
             (Exact name of registrant as specified in its charter)



        DELAWARE                       1-16417                 74-2958817
(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)



              ONE VALERO PLACE                                   78212
             SAN ANTONIO, TEXAS                                (Zip Code)
 (Address of principal executive offices)



                                 (210) 370-2000
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS

REORGANIZATION OF GENERAL PARTNER OWNERSHIP OF VALERO LOGISTICS OPERATIONS

         On May 30, 2002, Valero L.P. (the "Partnership"), and Valero GP, LLC, the general partner of Riverwalk Logistics, L.P. ("Riverwalk Logistics"), at such date the general partner of each of the Partnership and Valero Logistics Operations, L.P. (the "OLP"), reorganized the general partner ownership of the OLP.

         The Partnership formed a wholly owned Delaware corporation named Valero GP, Inc. ("GP Inc."). The Partnership then contributed a 0.01 percent limited partner interest in the OLP to GP Inc. as a capital contribution. The OLP agreement was then amended to convert GP Inc.'s OLP limited partner interest to a general partner interest and to convert Riverwalk Logistics' existing general partner interest in the OLP to a limited partner interest. Riverwalk Logistics withdrew as the general partner of the OLP and GP Inc. became the sole general partner of the OLP. Riverwalk Logistics then contributed its 1.0101 percent OLP limited partner interest to the Partnership in exchange for an additional 1.0 percent general partner interest in the Partnership.

         Riverwalk Logistics is the 2% general partner of the Partnership. The Partnership is the limited partner of the OLP with a 99.99% limited partner interest in the OLP and GP Inc. serves as the general partner of the OLP and holds a 0.01% general partner interest in the OLP. As a result of the reorganization, the OLP is a 100%-owned direct and indirect subsidiary of the Partnership.







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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  99.1. Reorganization Agreement dated as of May 30, 2002, among Valero L.P., Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero GP, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Valero L.P.

                                 By: Riverwalk Logistics, L.P.
                                     its general partner

                                     By: Valero GP, LLC
                                         its general partner


Dated:   June 5, 2002                    By: /s/ Todd Walker
                                             ----------------------------------
                                             Todd Walker
                                             Secretary



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------

 99.1.   Reorganization Agreement dated as of May 30, 2002, among Valero L.P.,
         Valero Logistics Operations, L.P., Riverwalk Logistics, L.P. and Valero
         GP, Inc.